Exhibit 10.4

CHANGE IN TERMS AGREEMENT

Original Principal: $1,250,000.00	Loan Date: October 21, 2010	Effective date of this Agreement: April 13, 2015
Borrower: PCS Link, Inc.	Lender: California United Bank

DESCRIPTION OF EXISTING INDEBTEDNESS: ORIGINAL PROMISSORY NOTE DATED OCTOBER 21, 2010 AS EXTENDED AND RENEWED FROM TIME TO TIME, INCLUDING BUT NOT LIMITED TO THE EXECUTION OF A PROMISSORY NOTE DATED MAY 28, 2013, IN THE AMOUNT OF ONE MILLION TWO HUNDRED FIFTY THOUSAND DOLLARS ($1,250,000.00) (“CUB RLOC”) EXECUTED AND DELIVERED TO CALIFORNIA UNITED BANK (“LENDER”)

COLLATERAL: SECURITY AGREEMENT DATED OCTOBER 21, 2010, AND UCC-1 FINANCING STATEMENT

RECITALS:

A.	At Borrower’s request, on or about July 18, 2014, Lender subordinated its security interest to the lien of Opus Bank (“Opus”) securing an initial funding of One Million Five Hundred Thousand Dollars ($1,500,000.00) of the Three Million Dollar ($3,000,000.00) revolving line of credit facility issued by Opus (“Opus RLOC”);

B.	As of the date of this Agreement, the outstanding principal balance on the CUB RLOC is Eight Hundred Seventy Six Thousand Two Hundred Fifty Dollars and 34/100 ($876,250.34); and

C.	Although Borrower, Lender and Opus agreed and confirmed that any subsequent funding of the Opus RLOC shall first be applied to pay off any remaining balance of the CUB RLOC, Borrower and Opus have now agreed to enter into a Second Amendment, Waiver and Ratification agreement which provides for certain further funding on the Opus RLOC, not to exceed One Million Dollars ($1,000,000.00), without first paying off the remaining balance of the CUB RLOC. Borrower has requested that CUB consent thereto; and

D.	Borrower covenanted and hereby reaffirms that it shall be and remain in compliance with the covenants, conditions and terms of the Opus RLOC, as amended from time to time, that it shall not enter into any further amendment of the Opus RLOC without the prior written consent of CUB, which consent shall not be unreasonably withheld.

DESCRIPTION OF CHANGE IN TERMS:

1.	The Recitals above are true and correct, and incorporated as though fully set forth herein.

2.	The Maturity Date of the CUB RLOC is hereby extended to January 1, 2016. Borrower agrees to pay to Lender all remaining principal, interest fees and costs owed on the CUB RLOC, no later than the Maturity Date.

3.	The remaining balances owed to Lender on the CUB RLOC shall be repaid by Borrower on the following terms and conditions:

a.	Through August 1, 2015, provided that the Second Amendment, Waiver and Ratification agreement between Borrower and Opus Bank remains in effect, Borrower shall not be obligated to make any payment of principal, interest, costs or fees to Lender. Interest during such period shall accrue as provided in the CUB RLOC, as previously amended; and

b.	Commencing August 5, 2015 and continuing on the 5th day of each successive month until the Maturity Date, Borrower shall pay the then accrued and outstanding interest on the CUB RLOC.

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4.	Lender consents to Borrower entering into the Second Amendment, Waiver and Ratification agreement with Opus, which provides for certain further funding on the Opus RLOC, not to exceed One Million Dollars ($1,000,000.00), without first paying off the remaining balance of the CUB RLOC.

5.	Lender waives prior events of default by Borrower

6.	Commencing upon execution of this Change in Terms Agreement, Borrower shall provide to Lender all weekly or other periodic reports that are provided to Opus.

7.	This Agreement shall become effective upon completion of all of the following;

a.	Mutual execution by the undersigned; and

b.	Receipt by Lender of the executed Second Amendment, Waiver and Ratification between Borrower and Opus Bank, in form acceptable to Lender.

CONTINUING VALIDITY: Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s) remain unchanged and in full force and effect. All funds previously disbursed were disbursed in conformity with the CUB RLOC and related documents. Consent by Lender to this Agreement does not waive Lender’s right to strict performance of the obligation(s) as changed nor obligate Lender to make any future change in terms. Nothing in this Agreement will constitute a satisfaction of the obligation(s). It is the intention of the Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing. If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it. This waiver applies not only to any initial extension, modification or release but also to all such subsequent actions.

PRIOR TO SIGNING THIS AGREEMENT, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT AND AGREES TO ALL TERMS AND CONDITIONS OF THE AGREEMENT.

Borrower: PCS Link, Inc,		Lender: California United Bank

By:	/s/ John R. Hall	By:	/s/ Kimberlee von Disterlo
John R. Hall, III		Name: Kimberlee von Disterlo
Chief Executive Officer		First Vice President

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